                          THOMAS J. HARRIS         Certified Public Accountant
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                   3901 Stone Way North, Suite 202, Seattle, Washington 98103
                                                               (206) 547-6050

                     INDEPENDENT AUDITOR'S CONSENT


   I, Thomas J. Harris, CPA, of 3901 Stone Way North, Suite # 202,
Seattle, Wa. 98103, do hereby consent to the use of my report dated March 14, 1996 on the financial statements Global Pacific Enterprises, Inc. as of October 31, 1995 included in and made part of the amendment to the registration statement of Global Pacific Enterprises, Inc. dated October 10, 1996.

Date this 10th day of October, 1996

/s/   Thomas J. Harris
Thomas J. Harris
Certified Public Accountant